Exhibit 99.1

Silexion Therapeutics Announces 1-for-10 Reverse Share Split

Trading on split-adjusted basis will begin at market open on May 29, 2026. This adjustment is expected to help Silexion comply with Nasdaq requirements, enhance its market position, and support its progress in developing SIL-204

GRAND CAYMAN, Cayman Islands, May 26, 2026 - Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced a 1-for-10 reverse share split of its ordinary shares. The reverse share split will become effective after market close on May 28, 2026, and the Company’s ordinary shares will begin trading on a reverse split-adjusted basis on the Nasdaq Capital Market at market open on May 29, 2026, under the existing ticker symbol “SLXN.” A new CUSIP number will be assigned to the post-reverse split shares.

As a result of the reverse share split, every ten ordinary shares of Silexion issued and outstanding will be automatically combined into one share. The par value of the ordinary shares will be proportionately increased, from $0.0135 per share to $0.135 per share, and no fractional shares will be issued. Shareholders that are direct participants in the DTC system and that are entitled to fractional shares will each receive a rounded-up whole share.

“This reverse share split is a deliberate step to preserve our Nasdaq listing and reinforce the capital structure that supports Silexion's clinical execution,” said Ilan Hadar, Chairman and CEO of Silexion. “As we approach the initiation of our Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer this quarter, we want to enter that next phase from a position of strength in the public markets. We believe a higher per-share trading range will help reduce volatility, broaden the universe of investors able to engage with our story, and improve our flexibility to fund the continued advancement of SIL204 toward patients with KRAS-driven cancers who have few options today.”

Shareholders holding shares in book-entry form do not need to take any action in respect of the reverse share split, as their shares will be adjusted automatically. Those holding shares through a broker or nominee will also not need to take any action, as the number of shares held by them will be adjusted automatically, as reflected in their brokerage account. For further details, those shareholders should contact their broker.

The reverse share split is intended, among other things, to enable the Company to maintain compliance with Nasdaq’s minimum bid price requirement, as outlined in Nasdaq Listing Rule 5550(a)(2). This adjustment is expected to help Silexion align with Nasdaq standards, enhance its market position, and support its strategic growth initiatives (including by enabling the Company to conduct equity financings).

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers which have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product, which showed a positive trend in comparison to the control of chemotherapy alone, and is currently advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), towards clinical trials in Israel and the European Union. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology, and further developing its lead product candidate for locally advanced pancreatic cancer. For more information please visit: https://silexion.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication are forward-looking statements, including, for example, statements regarding: the development of SIL204; the timing, design, conduct, and initiation of the planned Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer (including the expected commencement in the second quarter of 2026); the Company’s anticipated future financing activities; the Company’s planned reverse share split and the timing of its effectiveness; the Company’s restoration and future maintenance of compliance with the continued listing requirements of the Nasdaq Capital Market; the potential therapeutic benefits and clinical utility of SIL204; Silexion’s business strategy and development plans; and Silexion’s future capital requirements and ability to raise additional capital. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “prospective”, “potential” or “continue”, or the negatives of these terms or variations of them, or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) whether Silexion will succeed at initiating and conducting clinical trials, including the Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer; (ii) whether Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans will run as currently anticipated; (iii) the impact of the regulatory environment and compliance complexities; (iv) whether Silexion can establish future partnerships or other relationships with third parties; (v) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vi) whether Silexion can maintain its Nasdaq listing, including its ability to continue to satisfy the Nasdaq minimum bid price requirement; and (vii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets & IR Contact
Arx Capital Markets
North American Equities Desk
silexion@arxhq.com